EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 12, 2019, on the consolidated financial statements of Duos Technologies Group, Inc. for the years ended December 31, 2018 and 2017, included herein to the registration statement of Duos Technologies Group, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

December 11, 2019